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                                                                     Exhibit 8.1
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                       [LETTERHEAD OF HUNTON & WILLIAMS]

                                  May 9, 2000

National Financial Securities Corporation
909 East Main Street
Richmond, Virginia 23219

Gentlemen:

               We have acted as counsel to National Financial Securities Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $50,000,000 aggregate principal amount of Trust Certificates (the "Securities") representing interests in one or more trusts (each a "Trust") to be established by the Company. The Securities will be issued pursuant to a form of Trust Agreement, including Standard Terms thereto, or a form of Indenture (each, an "Agreement").

               We have reviewed the originals or copies of (i) the Certificate of Incorporation, By-laws, and other organizational documents of the Company;
(ii) certain resolutions of the Board of Directors of the Company; (iii) the Agreements, including the forms of the Securities; (iv) the Registration Statement and the prospectus included therein; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.
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               Based on the foregoing, we are of the opinion that the legal conclusions contained in the Registration Statement under the caption "Federal Income Tax Consequences" are correct in all material respects, and the discussion thereunder does not omit any material provision with respect to the matters covered. You should be aware that this opinion represents our conclusions as to the application of existing law to a transaction as described therein. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the caption "Federal Income Tax Consequences" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

               No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Securities under the laws of any state.

                               Very truly yours,


                               /s/ Hunton & Williams